Exhibit 10.26

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT
THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is made as of the 22 day of April, 2020 (the "Execution Date"), by and between Westlake Park Place, Inc., a Delaware corporation (“Landlord”) and Arcutis Biotherapeutics, Inc., a Delaware corporation (“Tenant”).
W H E R E A S:
A. Landlord and Tenant are parties to that certain Office Lease Agreement dated January 31, 2019 (the “Lease”) with respect to 4,741 rentable square feet of space commonly known as Suite 110 (the “Current Premises”) in the building located at 2945 Townsgate Road, Thousand Oaks, California (the “Current Building”), as more particularly described in the Lease.
B.  The parties desire to amend the Lease in certain respects as more particularly set forth below.
NOW, THEREFORE, in consideration of the execution and delivery of the Lease, this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby further agree as follows:
1. Amendment Controlling. This Amendment shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the Lease.
2. Capitalized Terms. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Lease unless otherwise provided herein.
3. No Default. Tenant hereby certifies that, to Tenant's actual knowledge as of the Execution Date hereof without any duty to enquire, Landlord is currently in good standing under the Lease and that Landlord has fulfilled all of its duties and obligations under the Lease to date. Landlord hereby certifies that, to Landlord's actual knowledge as of the Execution Date hereof without any duty to enquire, Tenant is currently in good standing under the Lease and that Tenant has fulfilled all of its duties and obligations under the Lease to date.
4. Tenant Name. The parties acknowledge and agree that there was a scrivener’s error in the Tenant entity name in the Lease and that the Tenant entity name should be, and shall be at all times from and after the date of the Lease, Arcutis Biotherapeutics, Inc., a Delaware corporation, and not Arcutis, Inc.. Arcutis Biotherapeutics, Inc. hereby assumes all liabilities and responsibilities of Tenant under the Lease from and after the date of the Lease and hereby ratifies and confirms all of the terms and conditions of the Lease, as modified hereby.

5. Relocation to New Space. Landlord and Tenant hereby acknowledge and agree that the Tenant shall relocate from the Current Premises in the Current Building to the New Space in the New Building (both as hereinafter defined) in accordance with the following terms:
a. As used in this Amendment, the term “New Space” means the approximately 22,643 rentable square feet consisting of the entire third floor (known as Suite 300) of the building located at 3027 Townsgate Road, Thousand Oaks, California (the “New Building”), as shown on Exhibit A attached hereto. The New Building contains approximately 60,466 rentable square feet. Tenant shall have the right, within thirty (30) days after the New Space Commencement Date (defined below), to have a licensed and insured architect, reasonably approved by Landlord, remeasure the New Space using the Standard Method for Measuring Floor Area in Office Buildings ANSI/BOMA Z65.1-2017 using a load factor of 1.1527. In the event the results of such remeasurement reveal a different rentable square footage than the figure set forth in this Amendment, the parties shall execute an amendment adjusting the square footage, Base Rent, Tenant’s Proportionate Share and any other figure set forth herein or in the Lease to reflect the remeasurement.
b. Tenant shall have the right to use all balconies located on the third floor of the New Building (and shall have the right to place outdoor furniture and fixtures on such balconies at Tenant’s cost and expense), subject to compliance with the terms and conditions of the Lease and applicable law. Tenant shall be responsible for the regular cleaning of and keeping all third floor balconies free of debris; provided, however, Landlord shall be responsible for ongoing maintenance and necessary repairs of said balconies in a first-class manner consistent with the other Common Areas (the costs of which shall be reimbursed to Landlord through Tenant’s payment of its share of Operating Costs as further set forth in the Lease).
c. The Term of the Lease with respect to the New Space shall begin on the earlier of (i) the date that is fifteen (15) days after the date that the Landlord notifies Tenant in writing that Landlord has achieved “Substantial Completion” of the “Tenant Improvements” as such terms are defined in the Work Letter attached as Exhibit B hereto (the “Work Letter”) (or the date on which Substantial Completion of the Tenant Improvements would have occurred but for the occurrence of any Tenant Delay (as defined in the Work Letter)), and (ii) the date on which Tenant occupies any portion of the New Space and begins conducting business therein (the “New Space Commencement Date”). The Term of the Lease with respect to the Current Premises only shall automatically terminate on the day that is one (1) day prior to the New Space Commencement Date. Tenant shall continue to be liable for all Rent (including, without limitation, Base Rent and, along with Landlord, the reconciliation of Tenant’s Proportionate Share of Taxes, Insurance Costs and Operating Expenses) and, together with Landlord, other obligations accruing under the Lease applicable to each party with respect to the Current Premises until and through the date that is one (1) day prior to the New Space Commencement Date. Notwithstanding anything to the contrary contained herein, in the event Substantial Completion of the Tenant Improvements does not occur within eight (8) months following the Execution Date, as such date may be extended for Force Majeure Events for a maximum of 120 days in the aggregate and any Tenant Delay (the “Outside Date”), then, as Tenant’s sole and exclusive remedy, Landlord shall pay Tenant an amount equal to $500.00 per day for each day that Substantial Completion of the Tenant Improvement fails to occur after the Outside Date.
d. Upon Substantial Completion of the Tenant Improvements, except as otherwise set forth herein (including Exhibit B) and subject to Landlord’s ongoing repair and maintenance obligations expressly set forth in the Lease, Landlord shall deliver and Tenant shall accept the New Space broom-cleaned and in its AS-IS condition with all building systems servicing the New Space and the Tenant Improvements in good working order. Landlord agrees to deliver the Tenant Improvements in compliance with all applicable laws (including ADA) and shall obtain a certificate of occupancy or its legal equivalent allowing legal occupancy of the New Space as a precondition to the occurrence of the Substantial Completion of the Tenant Improvements. Tenant shall not have any obligation to remove or restore the New Space at the expiration or earlier termination of the Lease, including (i) any of the improvements existing in the New Space as of the New Space Commencement Date including the improvements set forth in the Final Plans (defined in Exhibit B), and (ii) any alterations in the New Space made by or on behalf of Tenant during the New Term, as extended, so long as such alterations are (a) approved by the Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, (b) typical office improvements in nature (including cabling) and (c) consistent with the Tenant Improvements.
e. On or before the date that is seven (7) days after the New Space Commencement Date (“Surrender Date”), Tenant shall fully vacate the Current Premises and deliver the same to Landlord with all of Tenant’s furniture, fixtures, equipment and other items of personal property removed therefrom (but Tenant shall not have to remove, demolish or modify any leasehold improvements or other alterations in the Current Premises existing as of the Execution Date hereof). Tenant’s failure to fully vacate and surrender the Current Premises as required by this Section 5 on or prior to the Surrender Date shall entitle Landlord to collect holdover rent from Tenant as set forth in Section 22 of the Lease but the words “one hundred fifty percent (150%)” shall be deleted and replaced with the words “one hundred three percent (103%)” for the first thirty (30) days following the Surrender Date (it being acknowledged and agreed to by Tenant that the holdover rate after such 30-day period shall be 150% as set forth in the Lease, not 103%).
f. Landlord shall notify Tenant in writing of when Landlord believes, in Landlord’s good faith judgment, that Substantial Completion of the Tenant Improvements will occur in fifteen (15) days (but in no event shall such notice be deemed a guaranteed delivery date or obligate Landlord to such date but Substantial Completion of the Tenant Improvements will not occur prior to such estimated date). Upon its receipt of such notice, Tenant and its employees, agents, contractors and consultants shall have access to the New Space for the sole purposes of inspecting, measuring, cabling and fixturing same at any time thereafter (including during the fifteen (15) day period following the Substantial Completion of the Tenant Improvements, as set forth in Section 5(c)(i) above), so long as such entry does not constitute a Tenant Delay or otherwise unreasonably interfere with the performance and/or completion of any aspect of the Tenant Improvements. In addition, commencing upon the Execution Date, Tenant and its employees, agents, contractors and consultants shall have access to the New Space pursuant to this Section solely for purposes of inspecting, measuring and installing all kinds of cabling, wiring and other similar items to the extent it makes sense to install the same at different stages of construction, and such access shall be subject to prior coordination with and approval by the Landlord or the general contractor and shall not interfere with the construction of the Tenant Improvements. Tenant’s early access of the New Space shall be subject to the terms and conditions of the Lease (including, without limitation, the indemnification and insurance obligations with respect to the New Space), except for Tenant’s obligation to pay Rent for the New Space (unless Tenant business conducting business within the New Space and thus triggering the New Space Commencement Date).
g. As of the New Space Commencement Date, any and all references in the Lease to (i) “Tenant’s Proportionate Share of the Building” shall mean 37.4475%, (ii) “Tenant’s Proportionate Share of the Project” shall mean 4.8989%, based on the Project containing 462,205 rentable square feet (iii) the “Premises” shall mean the New Space, and (iv) the “Building” shall mean the New Building. Furthermore, as of the New Space Commencement Date, all of the terms of the Lease shall apply to Tenant’s use and occupancy of the New Space, except as otherwise expressly provided in this Amendment.
h. Tenant shall be permitted, at its sole cost and expense, to install a security system within the New Space, subject to Landlord’s prior written consent, which shall not be unreasonably withheld or conditioned and shall be granted or denied within ten (10) business days. By the Surrender Date, Tenant shall, at its sole option and expense, remove its existing security system from the Current Premises and, if applicable, promptly repair any damage to the Current Premises or Current Building caused thereby. Tenant shall, at its sole option and expense, remove the security system from the New Space upon the expiration or earlier termination of the New Term (defined below) and, if applicable, promptly repair any damage to the New Space or New Building caused thereby.
i. Tenant shall accept and Landlord shall deliver all the furniture, fixtures and equipment existing in the New Space (the “Existing FFE”) as of the Execution Date hereof, including those items listed in Exhibit E attached hereto, all in their as-is, where-is condition and Landlord shall assign, at no cost to Tenant, any and all of Landlord’s interest in and to the Existing FFE to Tenant as of the New Space Commencement Date without the need for further documentation as if it were a transfer via bill of sale and Landlord shall have no liability or responsibility with respect to same. Tenant acknowledges and agrees that Landlord has made no and does not make any representation, warranty or guaranty, express or implied, with respect to the condition of the Existing FFE or its merchantability or fitness for Tenant’s purposes and Landlord hereby expressly disclaims same. Landlord shall use commercially reasonable efforts to preserve the condition of the Existing FFE during the performance of the Tenant Improvements. Notwithstanding the foregoing, Tenant may require that Landlord remove some or all of the Existing FFE from the New Space by the New Space Commencement Date so long as Tenant provides written notice to Landlord of which items are to be removed within sixty (60) days after the Execution Date hereof. Tenant shall remove, at its cost, any Existing FFE that it does not have Landlord remove pursuant to this paragraph on or prior to the expiration or earlier termination of the New Term.
6. New Term. Landlord and Tenant hereby acknowledge and agree that the Lease Term with respect to the New Space only shall be extended for 91 months following the New Space Commencement Date (the “New Term”).
7. Base Rent During the New Term. Beginning on the New Space Commencement Date, Tenant shall pay Base Rent in the following amounts for the New Space for the specified period:

Months	Monthly Base Rent Per RSF	Monthly Base Rent
1 through 12	$3.35*	$75,854.05*
13 through 24	$3.45*	$78,118.35*
25 through 36	$3.55	$80,382.65
37 through 48	$3.66	$82,873.38
49 through 60	$3.77	$85,364.11
61 through 72	$3.88	$87,854.84
73 through 84	$4.00	$90,572.00
85 through 91	$4.12	$93,289.16
*Notwithstanding anything to the contrary, provided that Tenant is not then in default beyond applicable notice and cure periods under the Lease during such months, Base Rent shall abate (i) 100% for months 1-7 following the New Space Commencement Date, (ii) by 50% for months 8-12 following the New Space Commencement Date, and (iii) by 25% for months 13-20 following the New Space Commencement Date (collectively, the “Abated Rent”); provided, however, upon the cure of any such default, Tenant shall then be entitled to such Abated Rent. If Landlord terminates the Lease due to a Tenant default thereunder, then all unamortized Abated Rent on a straight-line basis over the New Term granted to Tenant as of such date shall be immediately due and payable to Landlord in one lump sum.
Tenant shall pay the first month of Base Rent due for the New Space to Landlord simultaneously with Tenant’s execution and delivery of this Amendment, which amount shall be applied to Base Rent during the first full calendar month in which Base Rent is due hereunder following the New Space Commencement Date (subject to any Abated Rent period).

8. Base Year During New Term. Beginning on the New Space Commencement Date, any and all references in the Lease to “Base Year” shall mean the calendar year 2020. Notwithstanding anything to the contrary, Tenant shall have no obligation to pay any Operating Expenses, Taxes or Insurance Costs for the first twelve (12) months following the New Space Commencement Date.
9. Termination Right. Provided that Tenant is not then in default of the Lease beyond applicable notice and cure periods, Tenant shall have a one-time right to terminate the Lease, which termination shall be effective upon the last day of the month that is sixty-seven (67) months following the New Space Commencement Date (the “Termination Date”) by providing written notice of same to Landlord no more than fifteen (15) months and not less than twelve (12) months prior to the Termination Date, failing which Tenant’s termination right set forth in this paragraph shall be deemed waived. Furthermore, Tenant’s termination right set forth herein shall be conditioned upon Tenant delivering to Landlord, within ten (10) days after delivery of Tenant’s termination notice, a termination fee equal to the Total Leasing Costs (defined below). “Total Leasing Costs” shall mean: (i) two (2) months’ of the total Rent due under the Lease as of the date of Tenant’s termination notice, plus (ii) the unamortized balance of the New Allowance (defined in the Work Letter) calculated on a straight-line basis amortized at eight percent (8%), plus (iii) the unamortized balance (on a straight line basis over the New Term) seventy-five percent (75%) of the Abated Rent, plus (iv) the unamortized balance (on a straight-line basis over the New Term) all brokerage commissions in connection with the Lease and this Amendment. Tenant’s failure to deliver the foregoing termination fee to Landlord within said 10-day period shall be deemed a waiver of Tenant’s termination right hereunder. All Rent and other obligations of Tenant and Landlord under the Lease shall continue to be due and payable and/or performed as set forth therein until and through the Termination Date if Tenant exercises the termination right provided in this paragraph.
10. Option to Extend. Exhibit H of the Lease is hereby deleted in its entirety and replaced with Exhibit H attached hereto.
11. SNDA. Notwithstanding anything to the contrary in the Lease, in the event Landlord places a Mortgage on the Building, Landlord shall use commercially reasonable efforts to deliver to Tenant a subordination, non-disturbance and attornment agreement from Landlord’s Mortgagee on a commercially reasonable form. Landlord represents and warrants to Tenant that, as of the Execution Date hereof, there are no existing lenders or ground lessors with respect to the New Building.
12. Signage. In addition to the signage rights granted to Tenant in the Lease (which rights shall apply with respect to the New Space as of the New Space Commencement Date), Tenant shall have the right, at Tenant’s sole cost and expense (subject to the New Allowance as set forth in the Work Letter), to install signage in Tenant’s reception area inside of the New Space and Tenant’s name and logo in the third (3rd) floor elevator lobby and on the New Building’s façade, which may be back-lit, at Tenant’s sole cost and expense, only if permitted by the City of Thousand Oaks, any signage criteria and/or committee governing the Project and any recorded covenants and/or declarations binding on the New Building with respect to signage

(collectively, the “Westlake Signage Program”), in only one (1) of the two (2) location options shown on Exhibit C attached hereto (“Building Façade Sign”), and Tenant’s name on the existing monument sign as shown on Exhibit F attached hereto; provided, however, Exhibit F shows merely the location of the monument signage as of the Execution Date hereof and Landlord reserves the right to relocate within close proximity to the Building, redesign or otherwise modify such monument sign from time to time so long as Tenant shall have the right to have its name on any monument sign then serving the New Building and any costs of relocation, redesign or modification shall be borne solely by Landlord (collectively, “Tenant’s Signage”). Notwithstanding anything to the contrary, all of Tenant’s Signage shall be subject to applicable law, the Westlake Signage Program and the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible, at its sole cost and expense, to obtain all approvals and permits needed from any governmental authority and/or the Westlake Signage Program in connection with Tenant’s Signage and to repair, maintenance, replace and remove Tenant’s Signage, provided, however, Tenant may use a portion of the New Allowance for the initial installation costs of Tenant’s Signage in accordance with the Work Letter. Notwithstanding the foregoing, in the event that Tenant installs the Building Façade Sign in the location shown as “Option A” in Exhibit C attached hereto, Landlord, at Landlord’s sole cost and promptly after Tenant’s installation, and if permitted by the City of Thousand Oaks, applicable law, and the Westlake Signage Program, shall trim the trees in front of such signage to make the Building Façade Sign reasonably visible from the parking area existing as of the date hereof. Notwithstanding anything to the contrary contained in the Lease, Landlord agrees, at Landlord’s sole cost, to provide Tenant with Building standard signage at the entrance to the New Space and in the New Building lobby directory. Tenant reserves the right to keep the doors to Tenant’s New Space open during business hours so long as Tenant complies with applicable laws.
13. Parking. Tenant shall be entitled to four (4) unreserved parking spaces for every 1,000 rentable square foot of space within the New Space for a total of ninety-one (91) parking spaces as of the New Premises Commencement Date at no charge to Tenant during the New Term, as such may be extended. Notwithstanding the foregoing or anything contained in the Lease or herein, Tenant shall have the right to convert up to four (4) of the aforementioned ninety-one (91) parking spaces to reserved parking spaces exclusive for Tenant’s use, at no charge to Tenant during the New Term, as such may be extended, in the initial locations shown on Exhibit G attached hereto (it being agreed that Exhibit G merely shows the locations of the reserved spaces as of the Execution Date hereof and Landlord reserves the right to relocate any of the four (4) reserved spaces from time to time to a mutually agreed location in reasonable proximity to the entrance to the Building upon prior written notice to Tenant). Landlord will install “reserved” signs at each of the four (4) reserved spaces, at Tenant’s cost.
14. Security Deposit. Notwithstanding anything in the Lease to the contrary, Tenant agrees that Landlord shall continue to hold (and/or apply, in accordance with the Lease) the current Security Deposit in the amount of $78,226.50 pursuant to Section 6 of the Lease through the expiration or earlier termination of the New Term, which Security Deposit shall be deemed to be security for all of Tenant’s obligations under the Lease and this Amendment. In addition to the Security Deposit, Tenant shall, on or prior to the New Space Commencement Date, deliver to

Landlord a letter of credit in a form reasonably satisfactory to Landlord in the amount of $1,542,000.00 (the “Letter of Credit”) for the full and faithful performance of all obligations of Tenant under the Lease, as amended by this Amendment. Landlord hereby approves Silicon Valley Bank as the issuing bank if selected by Tenant, based on the qualifications of said bank existing as of the Execution Date hereof, and the Letter of Credit form attached as Schedule 1 to Exhibit D. The Letter of Credit shall be subject to and comply with the terms and conditions set forth in Exhibit D attached hereto and made a part hereof. Provided that Tenant is not then in Default of the Lease beyond applicable notice and cure periods, the amount of the Letter of Credit shall reduce by $308,400.00 on the first, second, third and fourth anniversary of the New Space Commencement Date and by $44,835.48 on the fifth anniversary, and the remaining Letter of Credit amount from said date shall be equal to three (3) months of the then current Base Rent for a total amount of $263,564.52 and once the Letter of Credit hits such threshold, no further reductions shall be had; provided, however, if a default then exists at the time of any scheduled reduction, the Letter of Credit will not reduce until such time as all defaults are cured. Landlord agrees, at no cost to Landlord, to execute any documents reasonably required by Tenant’s approved issuing bank to effectuate a reduction of the Letter of Credit within ten (10) business days after its receipt of written request from Tenant, failing which Landlord shall pay a penalty of $250.00 per day until Landlord delivers such documentation.
15. Brokerage. Landlord and Tenant hereby acknowledge and agree that the only brokers involved in this transaction are CBRE, representing the Landlord, and Cresa Los Angeles, representing the Tenant (the “Disclosed Brokers”). Landlord and Tenant each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the Disclosed Brokers in connection with this Amendment, and no other broker, person or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Amendment. Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party. Landlord shall pay the Disclosed Brokers pursuant to the terms of a separate agreement.
16. Effect of Amendment. Except as specifically stated herein, Tenant’s lease of the New Space shall be subject to all of the terms of the Lease. Tenant acknowledges and agrees that except as specifically modified hereby, all of the provisions of the Lease which are not in conflict with the terms of this Amendment shall remain in full force and effect. In addition, Landlord and Tenant hereby amend the Lease as follows:
a. Section 26(u) of the Lease is hereby amended to add the following sentence at the end of such Section: “Notwithstanding anything to the contrary contained in this Lease, Tenant may share such confidential information (i) with its legal counsel, leasing broker and/or other consultants hired by Tenant in connection with the Lease provided that such parties shall agree to be bound by the terms of this confidentiality provision and Tenant shall be responsible for any breach of such confidentiality provision caused by such parties, (ii) as required by applicable law or a court order from a court of competent jurisdiction and (iii) as required by and/or in order to comply with the requirements of the Securities and Exchange Commission (SEC) or any other agency governing publicly traded companies, including in connection with Tenant’s public filings.”
b. Section 20 of the Lease is hereby deleted in its entirety.
c. Section 15 of the Lease is hereby deleted in its entirety and replaced with the following:
Fire or Other Casualty.
(a)Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty, which estimate shall be based upon consultation with a licensed contractor.
(b)Tenant’s Rights. If (i) a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates in the Damage Notice that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs or within two hundred seventy (270) days after the Casualty (the “Repair Period”), or (ii) less than one hundred eighty (180) days will remain in the Term assuming the damage caused by the Casualty is repaired within the estimated period set forth in the Damage Notice, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the date the Damage Notice has been delivered to Tenant.
(c)Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates in the Damage Notice that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost of the damaged portion of the Building (excluding foundations and footings), as estimated by Landlord in consultation with a licensed contractor, and such Casualty occurs during the last eighteen (18) months of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical (provided that Landlord elects to terminate the majority of all similarly situated tenants in the Building); or (4) Landlord is required to pay any portion of the insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee (provided that Landlord elects to terminate the majority of all similarly situated tenants in the Building), then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.
(d)Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than Building-standard leasehold improvements and any leasehold improvements existing in the Premises which were included within the Work performed by Landlord pursuant to Exhibit D, Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense, provided that Tenant’s obligation to so repair and restore shall be limited to the extent of the sum of the insurance proceeds actually received by Tenant for the Casualty in question (or which would have been received by Tenant if Tenant complied with its insurance obligations under this Lease) plus the amount of any deductible maintained by Tenant under such insurance) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the sum of the insurance proceeds actually received by Landlord for the Casualty in question (or which would have been received by Landlord if Landlord complied with its insurance obligations under this Lease) plus the amount of any deductible maintained by Landlord under such insurance. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease). If neither party elects to terminate this Lease following a Casualty and Landlord thereafter fails to complete the repairs and restoration within one hundred eighty (180) days after the commencement of such repairs and restoration or within two hundred seventy (270) days after the Casualty, which deadlines shall be subject to extension for force majeure (not to exceed sixty (60) days in the aggregate) and/or Tenant delay, then Tenant shall be entitled to terminate this Lease by giving written notice thereof to Landlord after such period but prior to substantial completion of such repairs and restoration; provided, however, if Landlord thereafter substantially completes such repairs and restoration within thirty (30) days after Tenant delivers such termination notice, then such termination notice shall be null and void and this Lease shall continue in full force and effect.
(e)Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be); provided, however, if less than all of the Premises is rendered untenantable by the damage and the remaining portion of the Premises is not sufficient to allow Tenant to reasonably conduct its business therein, and Tenant does not conduct its business from any portion of the Premises, then the Rent shall be abated as to the entire Premises until completion of Landlord’s repairs.
(f)Waiver. The rights contained in this Section 15 shall be Tenant’s sole and exclusive remedy in the event of a Casualty. Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and the provisions of any successor or other law of like import.

d. The following language shall be added as Section 7(e) of the Lease:
“Notwithstanding the foregoing or anything to the contrary in this Lease, if: (i) such utility service is interrupted or Tenant is otherwise prevented from using the Premises or any material portion thereof because of: (A) the negligent acts or intentional misconduct of Landlord, its employees, agents or contractors; (B) construction, repair, maintenance or alterations performed by Landlord after completion of the Tenant Improvements; (C) Landlord’s failure to perform any repair, maintenance or replacement required by it under this Lease following the lapse of a reasonable notice and cure period with respect thereto (but in no event less than any notice and/or cure period expressly given under this Lease for such obligation); and/or (D) the presence of Hazardous Materials in, on or around the Project caused by Landlord or Landlord’s agent, employees or contractors in violation of applicable Laws which poses a material health risk to occupants of the Premises (each such set of circumstances as set forth in such items (A)-(D) shall be referred to as an “Interruption Event”); (ii) Tenant notifies Landlord of such Interruption Event in writing (the “Interruption Notice”); (iii) such Interruption Event does not arise in whole or in part as a result of an act or omission of a Tenant Party; (iv) such Interruption Event is not caused by a fire or other casualty (in which event the provisions of Section 15 shall apply); (v) the repair or restoration of such service or the correction of such failure or problem is reasonably within the control of Landlord; (vi) Landlord actually receives rental interruption proceeds in connection with the applicable Interruption Event; and (vii) as a result of such Interruption Event, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant’s sole and exclusive remedy for such Interruption Event (unless expressly covered elsewhere in the Lease) shall be as follows: on the fifth (5th) consecutive Business Day following the latest to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Rent payable hereunder shall be abated on a per diem basis for each day after such five (5) Business Day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again or, if earlier, the date Tenant reoccupies the Premises or the relevant part thereof for the Permitted Use. Notwithstanding the foregoing, however, the Rent abatement granted to Tenant hereunder shall be limited to the extent of rental interruption insurance proceeds Landlord actually receives, if any, in connection with such Interruption Event.”
e. Notwithstanding anything to the contrary contained in the Lease, no Landlord consent shall be required for interior painting or carpeting, or any other cosmetic alterations costing less than $125,000.00 to the extent such alteration does not result in a Design Problem (as defined in Exhibit B attached hereto), provided, however, Tenant shall give Landlord reasonable written notice of any such alterations prior to the commencement of same. Landlord shall not charge a construction supervision or coordination fee in excess of four percent (4%), nor an administrative charge for any costs or expenses due under the Lease in excess of five percent (5%), and any payments due from Tenant to Landlord that are not recurring payments shall be due within thirty (30) days of receipt of any invoice from Landlord. In addition, Landlord shall be responsible for making any alterations or improvements required by Laws with respect to the items which are Landlord’s responsibility to repair and maintain pursuant to the Lease, except that Tenant shall reimburse Landlord, within thirty (30) days after invoice, for the costs of any such alterations and improvements and other compliance costs to the extent necessitated by or resulting from (i) any alterations, improvements or other work made by Tenant or at Tenant’s direction (other than the Tenant Improvements), (ii) the use of the Premises for other than the Permitted Use, or (iii) the negligence or willful misconduct of Tenant or any Tenant Party, and (1) Landlord shall be responsible to remedy, at Landlord’s sole cost and expense, any condition existing prior to the Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Commencement Date, would have then required to be remedied pursuant to then-current Disabilities Acts in their form existing as of the Commencement Date, and (2) Landlord shall be responsible for making any alterations or improvements required by Disabilities Acts with respect to the items which are Landlord’s responsibility to repair and maintain pursuant to the Lease, except that Tenant shall reimburse Landlord, within thirty (30) days after invoice, for the costs of any such alterations and improvements and other compliance costs to the extent necessitated by or resulting from any of the subsections (i) - (iii) above.
f. The last sentence in Section 1 of Exhibit C of the Lease is hereby deleted in its entirety.
g. The second paragraph of Section 2 on Exhibit C of the Lease is hereby deleted and replaced with the following:
“Notwithstanding the foregoing or anything to the contrary in the Lease (including this Exhibit C), Operating Costs shall not include costs for: (1) repair, replacements and general maintenance paid by or for which Landlord is reimbursed by proceeds of insurance (or for which Landlord would have been reimbursed by proceeds of insurance had Landlord complied with its obligations under this Lease) or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit the Project tenants (e.g., tax disputes); (6) renovating or otherwise improving leased premises of the Project or vacant space in the Project, including permit, license, inspection costs and allowances therefor; (7) Taxes (as defined below) and Insurance (as defined below) which are paid separately pursuant to Sections 3 and 4 below; (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (9) interest, amortization or other payments on loans to Landlord; (10) ground lease rental; (11) the cost of capital repairs, replacements, capital improvements or other capital expenditures, other than those expressly permitted under subsection (c) of the first grammatical paragraph of this Section 2; (12) marketing, advertising and promotional costs, including, without limitation, leasing commissions, finders' fees, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project (including, without limitation, this Lease); (13) expenses in connection with services which are not available to Tenant; (14) overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis; (15) Landlord's general corporate overhead and general and administrative expenses not specifically and directly incurred in the management, maintenance and operation of the Project; (16) costs incurred in correcting any non-compliance of the Project with applicable Laws where such non-compliance was existing as of the Commencement Date and which an applicable governmental authority, if it had knowledge of such condition prior to the Commencement Date, would have then required to be remedied pursuant to then-current Laws in their form existing as of the applicable Commencement Date; (17) costs incurred to remove, remediate or otherwise in connection with or as a result of any Hazardous Materials which (i) migrate to the Project from other property after the date hereof, (ii) constitute asbestos containing materials, (iii) were in existence in, on, under or about the Project (or any portion thereof) prior to the Commencement Date (not caused by Tenant or any Tenant Party), and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto, and/or (iii) are disposed of or otherwise introduced into, on, under or about the Project after the date hereof by Landlord or Landlord’s agents, employees, contractors or licensees (including any other tenants of the Project) and are of such a nature, at time of disposition or introduction, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous materials, in the state, and under the conditions, that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto, provided that Operating Costs may include the costs attributable to removing Hazardous Materials in the ordinary course of cleaning and maintaining the Project; (18) increased costs of performance arising from the gross negligence or willful misconduct of Landlord or any Indemnitee; (19) costs arising from Landlord's charitable or political contributions; (20) costs (other than ordinary maintenance) for sculpture, paintings, fountains and other objects of art; (21) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (22) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project), including costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants; (23) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating, maintaining, repairing and managing the Project vis-à-vis time spent on matters unrelated to operating, maintaining, repairing and managing the Project; provided, that in no event shall Operating Costs include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer; (24) a management fee to the extent in excess of three percent (3%) of gross revenues derived from the Project; (25) intentionally deleted; (26) costs incurred in connection with the original construction of the Project and/or costs of inspecting and correcting defects in the Project; (27) advertising and promotional expenses and costs of signs in or on the Building exclusively identifying the owner of the Building or other signs for the exclusive use of other tenants; (28) any entertainment, dining or travel expenses for any purpose; (29) in the event any facilities, services or utilities used in connection with the Project are provided from another building owned or operated by Landlord outside of the Project or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Costs by Landlord on a reasonably equitable basis; (30) costs due to violations of Laws by Landlord or any Indemnitee, including, but not limited to, violations of any covenants, conditions and restrictions affecting the Project; and (31) costs expressly excluded from Operating Costs elsewhere in the Lease. In no event shall Landlord be entitled to collect and retain in excess of one hundred percent (100%) of the total Operating Costs from all of the tenants in the Project including Tenant.”
h. The words “sixty (60) days” set forth in Section 8 of Exhibit C of the Lease are hereby deleted and replaced with the words “one (1) year”. In addition, notwithstanding anything to the contrary in Exhibit C of the Lease, Tenant shall not be responsible for Tenant’s share of Operating Costs, Taxes or Insurance attributable to any calendar year which are first billed to Tenant more than twenty four (24) months after the earlier of the expiration of the applicable calendar year or the expiration or earlier termination of the Lease, provided that in any event Tenant shall be responsible for Tenant's share of Operating Costs, Taxes or Insurance levied by any governmental authority or by any utility companies at any time regardless of such 24-month cap, provided that Landlord delivers Tenant a bill for such amounts within twenty-four (24) following Landlord's receipt of the bill therefor.
17. Execution; Counterparts and Electronic Signatures. This Amendment may be executed in two or more counterpart copies and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. In addition, Landlord and Tenant further acknowledge and agree that notwithstanding any law or presumption to the contrary, it is the express intention of Landlord and Tenant that an electronic signature via DocuSign or by e-mail in PDF format of either party or of any witness on this Amendment shall be deemed valid and binding as if the same were an original ink signature of such party or witness on this Amendment and shall be admissible in any proceeding by either party against the other as conclusive proof of the parties’ execution of this Amendment, as if the same were an original ink signature. The parties hereby agree to be bound by such electronic signatures and waive any defenses to the enforcement of the terms of this Amendment based on the format of signature or delivery method thereof. The provisions of this paragraph shall survive this Amendment and the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD: WESTLAKE PARK PLACE, INC., a Delaware corporation

By:	/s/ Thomas A Hurst
Name: Thomas A Hurst
Title: Vice President

TENANT: ARCUTIS BIOTHERAPEUTICS, a Delaware corporation

By:	/s/ Frank Watanabe
Name: Frank Watanabe
Title: President and CEO

EXHIBIT A
Floor Plan of New Space

EXHIBIT B
WORK LETTER
1. Tenant Improvements. Landlord shall, subject to the provisions of this Exhibit B, construct and install within the New Space the tenant improvements (the “Tenant Improvements”) pursuant to the Final Plans. The Tenant Improvements shall be constructed and installed in accordance with Landlord's building standards (the "Building Standards") or as otherwise indicated in the Final Plans.
a) Plans. Landlord shall cause to be prepared by an architect selected by Tenant and reasonably approved by Landlord (“Landlord’s Architect”) complete, finished, detailed architectural drawings and specifications for the Tenant Improvements (the "Plans") which shall be consistent with the space plan attached hereto as Exhibit B-1 (the “Space Plan”). Landlord hereby approves View Design Studio as the Landlord’s Architect, if selected by Tenant. Notwithstanding the foregoing, mechanical, electrical and plumbing and fire life & safety drawings shall be completed by Simon Wong.
Tenant agrees to be reasonably available and to devote such time in consultation with Landlord and Landlord’s Architect, as may be reasonably requested, and to furnish within five (5) business days after any such request is made, such information as may be necessary so that Landlord’s Architect may promptly commence and complete preparation of the Plans.
The Plans shall be subject to the prior written approval by Tenant and Landlord, which shall not unreasonably withhold; provided that any Landlord’s disapproval of the Plans shall be limited to (i) the Plans not being in accordance with all applicable laws (including, without limitation, building codes) or not being in a form or substance to enable Landlord to obtain all required building permits and approvals, if any, or (ii) the Tenant Improvements affecting the New Building’s systems, affecting the New Building exterior, and/or affecting the New Building structural components (each, a “Design Problem”), or (iii) the Plans being materially inconsistent with the Space Plan. If the Tenant makes any changes to the Plans that are materially inconsistent with the Space Plan, unless such changes were required by governmental authorities, any delays resulting therefrom shall be Tenant Delays.
Upon completion of the Plans, Landlord shall submit the Plans to Tenant for its review and approval. Tenant shall have ten (10) business days from receipt of the Plans to review and approve the Plans or state any objections in writing, failing which such Plans shall be deemed approved. Tenant’s approval shall not be unreasonably withheld, and any objections shall be reasonable in nature and stated in sufficient detail so as to allow the necessary modifications by Landlord.
Once approved by Landlord and Tenant (or deemed approved by Tenant as provided above), the Plans, as so approved (the “Final Plans”), may only be modified with Landlord’s and Tenant’s written approval as provided above, and Tenant shall be liable for any additional costs incurred in connection with such changes that are requested by Tenant (which may be paid from the New Allowance to the extent funds then remain to cover such costs). Any changes requested by governmental authorities shall be at Landlord’s sole cost and expense and not deducted from the New Allowance if involving the restrooms, hallways, elevator lobby or areas not on the New Space floor. Approval by Landlord of the Final Plans shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, but shall merely be the consent of Landlord to the performance of the Tenant Improvements.
b) Selection of Contractor. Landlord and Tenant Improvements shall select a general contractor, to be engaged by Landlord, to perform the Tenant Improvements through a competitive bidding process consisting of no less than three (3) general contractor bids based on the general contractor’s profits and fees, insurance costs, and general conditions. Unless otherwise approved by Tenant, the general contractor selected by Landlord and Tenant shall competitively bid all trades to no less than three subcontractors for millwork, demolition, glass/glazing, flooring, painting, framing and drywall. Notwithstanding the foregoing, Landlord and the general contractor shall have sole discretion in selecting the electrical, mechanical, plumbing and fire life safety and security vendors, so long as such vendors are at competitive market rates. Landlord and Tenant shall mutually agree regarding constructing the mechanical, electrical and plumbing portions of the Tenant Improvements on a “Design-Build” basis. There shall be no requirement to use union labor in connection with the Tenant Improvements or any of Tenant’s work in the New Space. Notwithstanding the foregoing, Landlord hereby approves Alpha Omega Contractors as a general contractor for the construction of the Tenant Improvements.
2) Performance of Tenant Improvements by Landlord. “Substantial Completion” of the Tenant Improvements shall mean the issuance of a signed permit card from the City of Thousand Oaks for the New Space and the substantial completion of the Tenant Improvements in a good and workmanlike manner and in substantial conformity with the Final Plans with the exception of minor or insubstantial details of construction, mechanical adjustment or decoration, the incompletion of which shall not unreasonably interfere with normal use and occupancy of the New Space by Tenant as reasonably determined by Landlord’s Architect. Such minor or insubstantial details are hereinafter referred to as the “Punch List Items” which shall be mutually identified in writing by Landlord and Tenant within ten (10) business days after Substantial Completion of the Tenant Improvements and delivery of the New Space to Tenant. Landlord shall complete all Punch List Items with due diligence within a reasonable period of time after the creation of the list of Punch List Items. Landlord shall perform and complete the Tenant Improvements in a good workmanlike manner and in compliance with all applicable codes and laws, including, without limitation, the Americans with Disabilities Act. In no event shall Tenant be required to remove, restore, demolish or destroy any portion of the Tenant Improvements upon the expiration or earlier termination of the New Term, as extended. Landlord shall provide a one (1) year warranty with respect to the Tenant Improvements.
3) Cost of Tenant Improvements. Subject to the terms and conditions hereof, Landlord shall contribute up to $1,245,365.00 (i.e., $55.00 per rentable square foot of the New Space) toward the costs and expenses for the design and construction of the Tenant Improvements in accordance with the Final Plans (including, Tenant’s Signage, Landlord’s Supervision Fee (as defined below) and code compliance costs, architecture and engineering plans and fees, plan check and permit fees, project management and telecommunications and computer cabling) (the “New Allowance”). Notwithstanding anything contained herein, in addition to the New Allowance, Landlord shall pay the cost of the Space Plan directly to the vendor. Any costs and expenses for the Tenant Improvements in excess of the New Allowance shall be paid by Tenant within thirty (30) days after Landlord written demand for same, together with appropriate back-up. Tenant’s failure to pay for the cost of the Tenant Improvements in excess of the New Allowance within such 30-day period shall be a Default by Tenant under the Lease. If the actual costs of the Tenant Improvements are less than the New Allowance, then Landlord shall retain such savings and Tenant shall have no claim to or interest in same, together with appropriate back-up. Landlord reserves the right to charge Tenant a construction management fee in connection with Landlord’s performance of the Tenant Improvements, which fee shall be capped at $15,000.00 (and which fee may be paid from the New Allowance) (“Landlord’s Supervision Fee”). Landlord, or its agents, shall furnish Tenant with written estimates of the cost of the Tenant Improvements in the Final Plans (the “Tenant Improvements Budget”). If Tenant shall fail to approve in writing the Tenant Improvements Budget within seven (7) business days after receipt thereof, the Tenant Improvements Budget shall be deemed approved in all respects by Tenant; provided, however, with respect to the first submittal of the Tenant Improvements Budget, Tenant shall have an additional five (5) business days (on top of the seven (7) business days) to value engineer the Tenant Improvements to reduce the budget. Upon the approval (or deemed approval as provided above) of the Tenant Improvements Budget, neither party shall change or modify same without the other party’s prior written approval, not to be unreasonably withheld, conditioned or delayed. If Tenant fails to respond to any requested modification or change of same within seven (7) business days after Landlord’s written notice of same, then such modification or change to the Tenant Improvements Budget shall be deemed approved. If, however, Tenant approves the Tenant Improvements Budget as furnished by Landlord or as otherwise modified and approved by the parties within such 7-business day period (or it is deemed approved as provided above), Tenant shall pay Landlord within thirty (30) days of said Tenant’s approval (or deemed approval, as applicable), the cost of the Tenant Improvements that exceed the New Allowance.
4) Additional Work. Except as set forth in this Exhibit B and except for Landlord’s express obligations under the Lease and this Amendment, Landlord has no other agreement or obligation to Tenant to do any build out or other work in the New Space. Any other work in the New Space that Tenant may request and which Landlord may permit shall be at Tenant’s sole cost and expense (subject to any funds then remaining in the New Allowance) and in accordance with the terms and conditions set forth in the Lease or herein.
If Tenant shall require other work or materials (“Additional Work”) in the New Space in addition to the Tenant Improvements, Tenant shall deliver to Landlord for its reasonable approval the necessary additional drawings and specifications (the “Additional Drawings”) for the Additional Work, which Landlord shall approve unless a Design Problem exists. If Landlord does not approve of the Additional Drawings as delivered by Tenant as a result of a Design Problem, Landlord shall advise Tenant in writing of the changes required in the Additional Drawings so that they will meet with Landlord’s approval. Tenant shall cause the Additional Drawings to be revised and delivered to Landlord for Landlord’s final review and approval within seven (7) business days after Tenant’s receipt of such advice or Tenant shall be deemed to have abandoned its request for such Additional Work.
Landlord, or its agents, shall furnish Tenant with written estimates of the cost of any Additional Work and shall estimate to what extent such work may cause a delay in the Substantial Completion of the Tenant Improvements. If Tenant shall fail to approve in writing such estimates within seven (7) business days after receipt thereof, the estimates for the Additional Work shall be deemed disapproved in all respects by Tenant, Landlord shall not be authorized or required to proceed with the Additional Work, and Tenant shall work in good faith with Landlord and the general contractor to approve the Additional Work estimates within ten (10) business days following Tenant’s receipt of the Additional Work cost estimates. If, however, Tenant approves in writing such estimates as furnished by Landlord within such seven (7) business day period, Tenant shall pay Landlord the cost of such Additional Work within thirty (30) days after Tenant’s receipt of invoices therefor from Landlord and prior to construction of such Additional Work. Notwithstanding the foregoing, to the extent the Tenant Improvements are constructed in substantial accordance with the Final Plans, Landlord shall be responsible, at its sole cost and expense (separate from and in addition to the New Allowance), for (i) any work outside of the New Space and in the common areas of the New Building in order to comply with applicable code and law (including the ADA), (ii) correcting any latent defects in the New Building systems, shell and/or core, (iii) the removal or remediation of any Hazardous Materials existing at the New Space as of the New Space Commencement Date in violation of Environmental Law (except to the extent such Hazardous Materials were caused by Tenant or its employees, agents, representatives, consultants or contractors), and (iv) any work to the existing restrooms in the New Space in order to comply with applicable code and law (including ADA) (except to the extent such violation arose from Tenant’s specific use of the New Space for other than the permitted use under the Lease or any other work performed or requested by Tenant).
5) Tenant Delays. If Substantial Completion of the Tenant Improvements is actually delayed as a result of any of the following (each, a “Tenant Delay”):
(i)Tenant’s request for Additional Work or Tenant’s failure to furnish the Additional Drawings for the Additional Work, if any, in accordance with subparagraph 5 hereof, or Tenant’s failure to approve cost estimates for Additional Work within the time specified in subparagraph 5; or
(ii)Tenant’s changes in the Tenant Improvements or Additional Work (notwithstanding Landlord’s approval of such changes); or
(iii)The performance or failure to perform any work or improvements in the New Space, by Tenant or any person, firm or corporation employed by Tenant;

(iv)Any act or omission of Tenant or its agents or representatives; or
(v)Any Default by Tenant hereunder or under the Lease beyond applicable notice and cure periods, then Tenant shall continue to pay Rent with respect to the Current Premises in accordance with the Lease (not modified by this Amendment) and the New Space Commencement Date shall be the date the New Space Commencement Date would have commenced but for such Tenant Delays. If Landlord contends that a Tenant Delay has occurred, Landlord shall notify Tenant in writing of the event which constitutes such Tenant Delay promptly upon Landlord’s discovery of same.  If such actions, inaction or circumstance described in the notice (the "Delay Notice") are not cured by Tenant within one (1) business day of Tenant's receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Tenant Delay, then a Tenant Delay shall be deemed to have occurred commencing as of the date of the Delay Notice and ending as of the date such delay ends.
6) Miscellaneous Charges. Subject to Landlord's reasonable and non-discriminatory scheduling requirements and rules and regulations, Landlord shall permit Tenant to use the New Building's elevators and related facilities of the New Building to the extent the same is reasonably necessary for Tenant's initial move into the New Space, including the installation of Tenant's furniture, fixtures, and equipment. Landlord shall provide, and neither Tenant nor Tenant's agents nor the contractor or subcontractors shall be charged for the use of, parking (in areas reasonably designated by Landlord), electricity, restrooms, HVAC, water or elevators, during the construction of the Tenant Improvements and Tenant’s move into the New Space up until the New Space Commencement Date.
7) Tenant’s Equipment. Tenant shall be responsible for the installation of Tenant’s audio/visual equipment, and telecommunications equipment, wiring and cabling (“Tenant’s Equipment”), except for certain infrastructure required to support said Tenant’s Equipment which shall be part of the Tenant Improvements. Tenant shall be responsible for removal and restoration of Tenant’s Equipment upon expiration of the Lease Term.

EXHIBIT B-1
Space Plan

CLOSET
MEN
ELECTRICAL ROOM
PHONE
WOMEN
STORAGE
COFFEE
WORK ROOM 1
CONFERENCE 6
CONFERENCE 1

EXHIBIT C
New Building Façade Signage Location

WESTLAKE PARK PLACE
PHASE I
101
PHASE II
BUILDING I - 2931
BUILDING D - 3075
BUILDING C - 3059
BUILDING B - 3027
Building Signage Option A
Building Signage Option B
BUILDING A - 2945
BUILDING E - 3043
BUILDING F - 3011
BUILDING H - 2915
NOT A PART
TOWNSGATE ROAD

EXHIBIT D
Letter of Credit Terms and Conditions
The Letter of Credit shall be, among other things, (i) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, (ii) irrevocable and unconditional, (iii) conditioned for payment solely upon presentation of the Letter of Credit and a sight draft, (iv) transferable one or more times by Landlord without the consent of Tenant or the issuing bank, and (v) shall be issued by an FDIC-insured banking institution with a branch office in Los Angeles, California, that meets the "financial standard" and is otherwise reasonably satisfactory to Landlord. As used herein, the term "financial standard" means that the most recent call report or similar statement of condition of the subject bank available on the website of the Federal Financial Institutions Examination Council demonstrates that such bank satisfies the criteria to be considered "well capitalized" pursuant to 12 C.F.R. §6.4, as in effect from time to time.
If a Default by Tenant occurs beyond all the applicable notice and cure periods, Landlord may use, apply or retain the whole or any part of the proceeds of the Letter of Credit for (i) the payment of any Rent, Additional Rent or any other sums of money payable to Landlord hereunder, (ii) the payment of any sum expended by Landlord on Tenant’s behalf in accordance with the provisions of this Lease or which the Landlord may expend or be required to expend by reason of such Default, including, without limitation, any damages or deficiency in the reletting of the Premises and any reasonable attorneys’ fees and costs in connection with such Default. The use, application or retention of the proceeds of the Letter of Credit or portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided for hereunder or at law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. In the case of every such application or retention of the proceeds of the Letter of Credit, Tenant shall, within ten (10) days from Landlord’s demand, cause the existing Letter of Credit held by Landlord to be amended to increase its amount to the original amount or deliver to Landlord an additional Letter of Credit or cash in the amount equal to the sum so applied or retained by Landlord. If the proceeds of the Letter of Credit are insufficient to cover any actual damages sustained by Landlord for Default of Tenant, Tenant shall pay to Landlord within ten (10 business days of demand, in cash, an amount sufficient to fully compensate Landlord for any and all actual damages sustained by Landlord.
Tenant shall pay all costs or fees charged in connection with the Letter of Credit that arise due to the first: (i) Landlord’s sale or transfer of all or a portion of the New Building and/or Project; or (ii) the addition, deletion, or modification of any beneficiaries or any other terms of the Letter of Credit, and, in each case, Landlord shall pay for any subsequent item (i) or (ii) events.
The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive twelve (12) month periods through a date which is not earlier than thirty (30) days after the expiration of the New Term, or any renewal or extension thereof. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit at least thirty (30) days prior to the expiration of the current Letter of Credit term, then Tenant shall be in Default of the Lease and Landlord, in addition to its other rights under the Lease, shall have the right to draw on the existing Letter of Credit. Tenant may substitute the Letter of Credit with a new Letter of Credit from a new bank which satisfies the terms of this Exhibit D at any time and Landlord shall return the then existing Letter of Credit to Tenant within five (5) business days after receipt of the substitute Letter of Credit.
Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions in this Amendment and Exhibit D. The provisions hereof shall survive expiration or termination of the Lease.

SCHEDULE 1
FORM OF LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________
ISSUE DATE: April __, 2020
ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054
BENEFICIARY:
WESTLAKE PARK PLACE, INC.
C/O INVESCO REAL ESTATE
2001 ROSS AVENUE, SUITE 3400
DALLAS, TEXAS 75201
ATTN: WESTLAKE ASSET MANAGER
APPLICANT:
ARCUTIC BIOTHERAPEUTICS, INC.
2945 TOWNSGATE ROAD, SUITE 110
THOUSAND OAKS, CALIFORNIA 91361
ATTN: FRANK WATANABE
AMOUNT:  US$1,542,000.00 (ONE MILLION FIVE HUNDRED FORTY-TWO AND 00/100 U.S. DOLLARS)
EXPIRATION DATE:  APRIL __, 2020
PLACE OF EXPIRATION: ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS
DEAR SIR/MADAM:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:
1.BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:
“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN ARCUTIS BIOTHERAPEUTICS, INC., AS TENANT, AND WESTLAKE PARK PLACE, INC., AS LANDLORD, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED TO DATE. THE UNDERSIGNED HEREBY CERTIFIES THAT: (I) THE UNDERSIGNED IS AN AUTHORIZED REPRESENTATIVE OF LANDLORD; (II) LANDLORD IS THE BENEFICIARY OF LETTER OF CREDIT NO. SVBSF _______________ ISSUED BY SILICON VALLEY BANK; (III) LANDLORD HAS GIVEN WRITTEN NOTICE TO TENANT TO CURE THE DEFAULT PURSUANT TO THE TERMS OF THE LEASE; (IV) SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THE LETTER OF CREDIT; (V) LANDLORD IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT; AND (VI)

LANDLORD WILL HOLD THE FUNDS DRAWN UNDER THE LETTER OF CREDIT AS SECURITY DEPOSIT FOR TENANT OR APPLY SAID FUNDS TO TENANT’S OBLIGATION UNDER THE LEASE. THE AMOUNT HEREBY DRAWN UNDER THE LETTER OF CREDIT IS US$______________, WITH PAYMENT TO BE MADE TO THE FOLLOWING ACCOUNT: [INSERT WIRE INSTRUCTIONS (TO INCLUDE NAME AND ACCOUNT NUMBER OF THE BENEFICIARY)].”
PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.
THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST THIRY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JUNE 30, 2028. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF _____________, YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$_____________, AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.
ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF  THE REQUIRED DOCUMENTS  ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.
FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) 450-5001 OR (408) 654-7176, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.
THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND for THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT IN CONNECTION WITH THE FIRST TRANSFER AND BENEFICIARY SHALL PAY OUR TRANSFER FEE IN CONNECTION WITH ANY TRANSFER THEREAFTER. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________
EXHIBIT A
FORM OF TRANSFER FORM
DATE: ____________________
TO: SILICON VALLEY BANK
       3003 TASMAN DRIVE                                                RE: IRREVOCABLE STANDBY LETTER OF CREDIT
       SANTA CLARA, CA 95054                                         NO. _____________ ISSUED BY
       ATTN: GLOBAL TRADE FINANCE                          SILICON VALLEY BANK, SANTA CLARA
       STANDBY LETTERS OF CREDIT                             L/C AMOUNT: ___________________
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
_________________________________________________________________________________________
(NAME OF TRANSFEREE)
_________________________________________________________________________________________
(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY, _____________________________ (BENEFICIARY’S NAME) _____________________________ (SIGNATURE OF BENEFICIARY) _____________________________ (NAME AND TITLE)	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

_________________________________________________
(Name of Bank)
_________________________________________________
(Address of Bank)
_________________________________________________
(City, State, ZIP Code)
_________________________________________________
(Authorized Name and Title)

_________________________________________________
(Authorized Signature)
_________________________________________________
(Telephone number)

EXHIBIT E
List of Existing FFE

Boardroom:
- 1 large conference table
- 18 chairs
- 1 credenza
Executive Side:
- 3 small round conference tables
- 22 guest chairs
- 2 file cabinets
- 6 executive desks with upper cabinets
- 2 workstations
- 1 executive assistant’s desk
- 3 settees
- 3 end tables
- 1 task chairs
- 1 conference table/8 chairs
- 3 credenzas
- 1 banquette
- 1 long console table
- 2 lounge chairs
Additional Furniture:
- 7 storage hutches

Large Executive Office:
- 1 large executive desk
- 1 large credenza
- 2 side chairs
- 1 sofa
- 2 lounge chairs
- 1 round conference table/2 chairs
- 1 coffee table
- 1 tall credenza
Opposite Side of Suite:
- 31 workstations
- 2 high file cabinets
- 11 “U-shaped” desks
- 5 left return desks
- 5 right return desks
- 37 side chairs
- 1 conference table/6 chairs
- 10 task chairs
- 12 wood bookshelves
- 5 wood file cabinets
- 7 credenzas
- 2 lounge chairs
- 1 round conference table
Breakroom:
- 2 high tables
- 2 square tables
- 1 round table
- 1 high bar
- 12 chairs
- 8 stools

EXHIBIT F
Existing Monument Sign

EXHIBIT G
Tenant’s Reserved Parking Spaces

EXHIBIT H
RENEWAL OPTION
If Tenant is not then in Default beyond applicable notice and cure periods, and Tenant is occupying no less than seventy-five percent (75%) of the New Space at the time of such election, Tenant may renew this Lease with respect to the entire New Space only for one (1) additional period of five (5) years (“Extension Term”), by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than twelve (12) months before the expiration of the New Term. The Base Rent payable for each month during such Extension Term shall be the prevailing rental rate including all relevant business points in comparable transactions, including without limitation, base rent, base rent increases, operating expenses, operating expense protections (including new Base Year), tenant improvement allowances or the approximate value on a rentable per square feet basis for Landlord’s build-out, rent abatement and any other market monetary concessions (the “Prevailing Rental Rate”), at the commencement of such Extension Term. Upon the commencement of the Extension Term, the Base Year shall be adjusted to be the calendar year in which the first day of the Extension Term occurs. Within thirty (30) days after receipt of Tenant’s delivery of the notice to renew within the time periods provided above, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any (the “Rent Adjustment Notice”). The Prevailing Rental Rate shall take into account completed lease renewal transactions (including, without limitation, base rent, base rent increases, operating expenses, base year, tenant improvement allowances, rent abatement and other monetary concessions) in comparable second-generation spaces in comparable buildings in Westlake Village in the 12-month period prior to Tenant’s notice exercising the option set forth herein. Tenant shall, within fifteen (15) business days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant fails to respond to Landlord’s Rent Adjustment Notice in such 15-business day period, time being of the essence, then Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to extend or renew this Lease.
If Tenant responds to Landlord’s Rent Adjustment Notice within such 15-business day period but rejects Landlord’s determination of the Prevailing Rental Rate in the Rent Adjustment Notice, then Landlord and Tenant shall attempt to agree on the Prevailing Rental Rate during the Extension Term within thirty (30) days of Tenant’s rejection of the Rent Adjustment Notice. If Landlord and Tenant are not able to so agree within such thirty (30) day period, then Landlord and Tenant each, at its sole cost and by giving written notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least ten (10) years’ full-time commercial real estate brokerage experience in the geographical area of the New Space to give its determination of the Prevailing Rental Rate for the New Space during the Extension Term. If either Landlord or Tenant does not appoint a broker within ten (10) business days after the other party has given written notice of the name of its broker, the single broker appointed shall be the sole broker and shall conclusively determine the Prevailing Rental Rate during the Extension Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Prevailing Rental Rate. If the two (2) brokers are unable to agree within ten (10) business days after the second broker has been appointed, then the two (2) brokers shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) business days after the last day the two (2) brokers are given to set the Prevailing Rental Rate. In addition, each of the two (2) brokers shall submit to the other prior to the end of such second (2nd) ten (10) business day period their respective good faith estimate of the Prevailing Rental Rate. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) business days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the New Space is located for the selection of a third broker who meets the qualifications stated in this paragraph. If either of the first two (2) brokers fails to submit their respective opinion of the Prevailing Rental Rate within the time frames set forth below, then the single Prevailing Rental Rate submitted shall automatically be the Prevailing Rental Rate for the Extension Term and shall be binding upon Landlord and Tenant. Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) business days after the selection of the third broker, the third broker shall select one of the two Prevailing Rental Rates for the Premises, which may be one or the other of the Prevailing Rental Rates submitted by the first two (2) brokers, or a different rate not greater than the higher nor lower than the lesser of the Prevailing Rental Rates submitted by the first two (2) brokers. The determination of the Prevailing Rental Rate by the third broker shall be conclusive and binding upon Landlord and Tenant.
Upon agreement or determination of the Prevailing Rental Rate as set forth herein, on or before the commencement date of the Extension Term, Landlord and Tenant shall execute an amendment to the Lease extending the Term on the same terms provided in the Lease, except as follows:
(a) Base Rent shall be adjusted to the Prevailing Rental Rate as determined in accordance with this Exhibit H;
(b) Base Year shall be the calendar year in which the first day of the Extension Term occurs;
(c) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and
(d) Tenant shall accept the New Space in its then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as included and determined as part of the Prevailing Rental Rate.
Tenant’s rights under this Exhibit H shall terminate if (1) the Lease or Tenant’s right to possession of the New Space is terminated, (2) Tenant assigns any of its interest in the Lease or sublets any portion of the New Space except to a Permitted Transferee in accordance with the terms and conditions of the Lease, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.
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